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                                                                      Exhibit 1
                                                                      ---------

                               JOINT FILING AGREEMENT
                              -----------------------

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock of ENStar Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings.

     In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 15, 1999.




                                       /s/ James H. Michael
                                       ----------------------------------------
                                       James H. Michael, Individually
                                       By: Jeffrey J. Michael,
                                           his attorney-in-fact



                                       4J2R1C LIMITED PARTNERSHIP



                                       By /s/ James H. Michael
                                       ----------------------------------------
                                          James H. Michael
                                          Managing General Partner
                                          By: Jeffrey J. Michael,
                                              his attorney-in-fact